Exhibit 10.1
Amendment No. RIO29113
AMENDMENT
TO THE
MASTER LOAN AGREEMENT
THIS AMENDMENT is entered into as of May 30, 2007, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and WESTERN IOWA ENERGY, LLC, Wall Lake, Iowa (the “Company”).
BACKGROUND
Farm Credit and the Company are parties to a Master Loan Agreement dated June 6, 2005 (such agreement, as previously amended, is hereinafter referred to as the “MLA”), Farm Credit and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:
1. Section 9(H) (viii), Compliance Certificate, of the MLA is hereby deleted.
2. Sections 10(U) and (I) of the MLA are hereby amended and restated to read as follows:
SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:
(H) Capital Expenditures. During fiscal year ending 2007, expend in the aggregate, more than $2,600,000.00, and each year thereafter, in the aggregate, more than $500,000.00, for the acquisition of fixed or capital assets (including all obligations under any capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).
(I) Profit Distribution. Declare or pay any dividends, or make any distribution of assets to the members/owners, or purchase, redeem, retire or otherwise acquire for value any of its membership units, or allocate or otherwise set apart any sum for any of the foregoing, except that in any fiscal year of the Company a distribution may be made to the Company’s members/owners of up to 40% of the net profit (according to GAAP) for each fiscal year after receipt of the audited financial statements for the pertinent fiscal year, provided that the Company is and will remain in compliance with all loan covenants, terms and conditions.
3. Section 10 of the MLA is hereby amended to add Subsection (K) which reads as follows:
SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:
(K) Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00.

Amendment RIO291B to Master Loan Agreement RIO291
Western Iowa Energy, LLC
Wall Lake, Iowa
4. Sections 11(A) and (B) of the MLA are hereby amended and restated to react as follows:
SECTION I1, Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:
(A) Working Capital. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $6,000,000.00, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.
(B) Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $26,000,000.00.
5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
IN WITNESS WIIEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVIES OF AMERICA, FLCA		WESTERN IOWA ENERGY, LLC

By:	/s/ Shane Frahm	By:	/s/ William J. Horan

Title:	Vice President	Title:	Chair